UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2014

Gepco, Ltd.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9025Carlton Hills Blvd Ste. B

Santee, CA 92071

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)	Previous independent auditor

On March 3, 2014, we dismissed M&K CPAS, PLLC (“M&K”) as our independent auditor.  This dismissal of M&K was approved by our board of directors (we do not have an audit committee).

M&K's reports on our consolidated financial statements for each of our fiscal years ended December 31, 2011 and December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each of such reports contained a going concern qualification.

During the years ended December 31, 2011 and December 31, 2012 and the interim period between December 31, 2012 and September 30, 2013: (i) there were no disagreements between our company and M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to M&K’s satisfaction, would have caused M&K to make reference to the subject matter of the disagreement in connection with its report for such years; and (ii) M&K did not advise us of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-K.

We provided M&K with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission.  We requested that M&K furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements that are related to M&K. We will file the letter from M&K via 8-K amendment upon receipt from M&K.

(b)	New independent auditor

We have engaged De Joya Griffith & Company, LLC (“De Joya Griffith”) to serve as our independent auditors for the fiscal years ending December 31, 2013 and December 31, 2014. The engagement of De Joya Griffith was approved by our board of directors.

During the year ended December 31, 2013 neither we nor anyone acting on our behalf consulted De Joya Griffith regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gepco Ltd.

Dated: March 5, 2014	By:	/s/ Trisha Malone
Chief Financial Officer

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